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                                                                    EXHIBIT 23.1



                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this registration statement on Form S-3 of WellPoint Health Networks Inc. of our report dated January 31, 2000 relating to the financial statements, which appears in WellPoint Health Networks Inc.'s Annual Report on Form 10-K for the year ended December 31, 1999. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

                                                      PricewaterhouseCoopers LLP



Los Angeles, California
October 10, 2000